Exhibit 99.1

HSBC FINANCE CORPORATION ANNOUNCES
PRICING TERMS FOR EXCHANGE OFFER

METTAWA, Ill – November 10, 2010 – HSBC Finance Corporation (“HSBC Finance” or the “Company”) today announced the pricing terms of its Senior Subordinated Notes due January 15, 2021 (the “New Notes”), which are to be issued to eligible note holders in exchange for (x) any and all of its 5.5% Senior Notes due January 19, 2016 (the “Priority 1 Notes”) and (y) up to an aggregate principal amount of $1.5 billion less the aggregate principal amount of Priority 1 Notes accepted by HSBC Finance of its 5% Senior Notes due June 30, 2015 (the “Priority 2 Notes”), 5.25% Senior Notes due January 15, 2014 (the “Priority 3 Notes”) and 5.25% Senior Notes due April 15, 2015 (the “Priority 4 Notes”, together with the Priority 1 Notes, Priority 2 Notes and Priority 3 Notes, the “Old Notes”) pursuant to its exchange offer announced on October 28, 2010 (the “Exchange Offer”).

Based upon the total exchange ratio, the principal amount of New Notes that will be issued for each $1,000 principal amount of Old Notes accepted for exchange, for:

(a)	the Priority 1 Notes tendered, using a yield of 2.960%, will be $1,119.98 principal amount of New Notes;

(b)	the Priority 2 Notes tendered, using a yield of 2.460%, will be $1,109.25 principal amount of New Notes;

(c)	for the Priority 3 Notes tendered, using a yield of 1.960%, will be $1,098.98 principal amount of New Notes; and

(d)	for the Priority 4 Notes tendered, using a yield of 2.460%, will be $1,114.82 principal amount of New Notes.

Any amount of New Notes to be issued to any holder will be rounded down to the nearest $1,000, and any fractional portion of New Notes will be paid in cash.

The total exchange ratio includes an early tender payment (the “Early Tender Payment”) that is payable only to holders of Old Notes that validly tender and did not validly withdraw their Old Notes prior to 5:00 p.m., New York City time, on November 12, 2010 (the “Early Tender Time”). Holders of Old Notes that validly tender their Old Notes after the Early Tender Time and do not validly withdraw their tenders will receive the principal amount of the Old Notes tendered multiplied by the applicable total exchange ratio for that series of Old Notes less the Early Tender Payment.

The New Notes will mature on January 15, 2021. The yield of the New Notes was determined to be 6.676%, and as stated in the offering memorandum dated October 28, 2010, the issuance price for the New Notes is $1,000 per $1,000 principal amount of New Notes.

The Exchange Offer is being conducted upon the terms and subject to the conditions set forth in the offering memorandum dated October 28, 2010.  The Exchange Offer is only made, and copies of the offering documents will only be made available, to a holder of the Old Notes who has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”), or (2) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act (each, an “Eligible Holder”).

The Exchange Offer will expire at 8:00 a.m., New York City time, on November 30, 2010, unless extended or terminated.  Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on November 12, 2010, subject to extension.

The New Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws.  Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.  The Exchange Offer is not being made to, nor will HSBC Finance accept tenders of its Old Notes from, holders in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Eligible Holders are urged to read the offering memorandum and related exchange offer materials.  A copy of the offering memorandum relating to the Exchange Offer and any information related thereto may be obtained by written request free of charge from the information agent, Global Bondholder Services Corporation, 65 Broadway – Suite 404, New York, New York 10006 at 212-430-3774 or 866-470-4300 (toll free).

This press release is not an offer to sell or a solicitation of an offer to buy any security.  The Exchange Offer is being made solely by the offering memorandum and only to such persons and in such jurisdictions as is permitted under applicable law.

Certain matters discussed in this press release may constitute forward-looking statements. In addition, HSBC Finance may make or approve certain statements in future filings with the Securities and Exchange Commission, in press releases, or oral or written presentations by representatives of HSBC Finance that are not statements of historical fact and may also constitute forward-looking statements. Words such as “may”, “will”, “should”, “would”, “could”, “appears”, “believe”, “intends”, “expects”, “estimates”, “targeted”, “plans”, “anticipates”, “goal” and similar expressions are intended to identify forward-looking statements but should not be considered as the only means through which these statements may be made. These matters or statements will relate to HSBC Finance’s future financial condition, economic forecast, results of operations, plans, objectives, performance or business developments and will involve known and unknown risks, uncertainties and other factors that may cause HSBC Finance’s actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements. Forward-looking statements are based on HSBC Finance’s current views and assumptions and speak only as of the date they are made. HSBC Finance undertakes no obligation to update any forward-looking statement to reflect subsequent circumstances or events.

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Media Inquiries to: Kate Durham at kate.p.durham@us.hsbc.com and via telephone to 224-544-3312